Exhibit 10.14

STIFEL

NICOLAUS

June 1, 2007

PERSONAL AND CONFIDENTIAL

Mr. A. J. Piscitelli
Chief Executive Officer
American Defense Systems, Inc.
230 Duffy Avenue
Unit C
Hicksville, NY 11801

Dear Mr. Piscitelli:

Reference is made to that certain engagement letter agreement dated August 8, 2006 between Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) and American Defense Systems, Inc. (the “Prior Agreement”). This letter agreement (this “Agreement”) is intended to and shall supersede the Prior Agreement and, upon execution of this Agreement, the Prior Agreement will terminate and be of no further force and effect with the exception of Section II(F) and the related Attachment A thereof which will survive such termination of the Prior Agreement.

American Defense Systems, Inc. (together with any present and future subsidiaries and affiliates of American Defense Systems, Inc., the “Company”) hereby engages Stifel Nicolaus to act as: (a) financial advisor and exclusive financing agent for the Company in seeking, arranging, negotiating and generally advising with respect to the placement, in one or a series of transactions, of equity and/or debt securities (such transaction or transactions, the “Financing”) and (b) the Company’s sole and exclusive agent in connection with a potential “Sale” (as defined below) of the Company.

I.              Services of Stifel Nicolaus

With respect to a Financing, Stifel Nicolaus will endeavor to obtain one or more commitments for the Financing (individually a “Commitment” and collectively the “Commitments”) from one or more financial institutions or other sources (the “Investors”). The major terms of the Financing which Stifel Nicolaus will seek to obtain will be deemed acceptable to the Company as evidenced by the Company’s acceptance of a Commitment. With respect to a Sale, Stifel Nicolaus will assist the Company in: (i) identifying opportunities for the Sale of the Company; (ii) advising the Company concerning opportunities for such Sale, whether or not identified by Stifel Nicolaus; and (iii) as requested by the Company, participating on the Company’s behalf in negotiations concerning such Sale. During the term of the Agreement, Stifel Nicolaus will perform or cause one or more of its affiliates to perform, and the Company hereby grants Stifel Nicolaus and its affiliates the exclusive right and authority to perform, the following services:

1.             Assist the Company in the preparation of materials (collectively, the “Documents”) that include select business and financial information about the Company and a description of the proposed Financing and/or Sale, as the case may be, with proposed terms and conditions, and other relevant information as Investors or potential purchasers (“Purchasers”) may request.

2.             Contact and seek to elicit interest from multiple Investors or Purchasers to participate in the Financing or Sale, as the case may be.

3.             Coordinate inquiries from and assist in the preparation of additional Documents providing such information and analyses as may be requested by Investors or Purchasers.

4.             Advise the Company as to the procedures to obtain favorable Financing and/or consummate a Sale, and assist the Company in evaluating and negotiating the terms and conditions of any Commitment or Sale.

5.             Assist the Company in closing a Financing or Sale.

II.            Representations, Warranties, Terms and Conditions

The Company hereby represents and warrants to, and agrees with, Stifel Nicolaus as follows:

(A)          This Agreement has been duly authorized and represents the legal, valid, binding and enforceable obligation of the Company and that neither this Agreement nor the consummation of the transactions contemplated hereby requires the approval or consent of any governmental or regulatory agency or violates any law, regulation, contract or order binding on the Company. The Company further represents and warrants that the Company is in all respects qualified and authorized to accept the Commitments being arranged by Stifel Nicolaus.

(B)           Stifel Nicolaus is hereby granted the sole and exclusive right and authority to locate Financing sources, obtain Commitments and contact Purchasers during the term of this Agreement. If the Company accepts or otherwise enters into any Commitment or preliminary or definitive agreement relating to a Sale during the term of this Agreement and the Company closes the Financing under such Commitment or the Sale contemplated by such agreement, whether or not such Financing, Commitment or Sale was arranged through Stifel Nicolaus (although such closing may occur subsequent to the expiration of this Agreement), the Company expressly agrees that Stifel Nicolaus’ services have been fully performed as outlined herein, and the Company shall pay Stifel Nicolaus compensation as outlined herein. In order that the Company and Stifel Nicolaus can best coordinate efforts to consummate a transaction satisfactory to the Company, the Company agrees that it will not initiate or engage in discussions relating to a Financing or a Sale during the term of this Agreement except through Stifel Nicolaus; provided, however, that this provision shall not limit the Company’s ability to engage in preliminary discussions with any potential Investor(s) or Purchaser(s) that contact the Company directly regarding a Financing or Sale, respectively, so long as the Company promptly directs any such Investor(s) or Purchaser(s) to Stifel Nicolaus for any substantive discussions or negotiations regarding a Financing or Sale, as the case may be, and for inclusion on the List (as defined below).

(C)           Stifel Nicolaus and the Company shall jointly develop and maintain a list (the “List”) of potential Investors or Purchasers with whom either Stifel Nicolaus or the Company has had contact with respect to (i) a Sale of the Company over the past five years and/or (ii) any Financing during the term of this Agreement; provided, however, that Stifel Nicolaus will be allowed to include on the List those potential Investors that were previously contacted regarding a Financing during the term of the Prior Agreement. In this regard, the Company shall present to Stifel Nicolaus the names of all potential Investors and/or Purchasers with whom the Company has had contact with respect to a Financing or a Sale during the term of this Agreement or during the term of the Prior Agreement and all such parties shall be included on the List.

(D)          The Company will furnish Stifel Nicolaus with all information and material concerning the Company, the Financing and the Sale which Stifel Nicolaus reasonably requests in connection with the performance of its obligations hereunder. The Company represents and warrants, to the best of its knowledge after due inquiry, that all information made available to Stifel Nicolaus by the Company or contained in the Documents will, at all times during the period of the engagement of Stifel Nicolaus hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company further represents and warrants that any projections provided to Stifel Nicolaus or contained in the Documents will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that in rendering its services hereunder, Stifel Nicolaus will be using and relying upon, without any independent investigation or verification thereof, all information that is or will be furnished to Stifel Nicolaus by or on behalf of the Company and on publicly available information, and Stifel Nicolaus will not in any respect be responsible for the accuracy or completeness of any of the foregoing kinds of information, and that Stifel Nicolaus will not undertake to make an independent appraisal of any of the assets of the Company. The Company understands that in rendering services hereunder Stifel Nicolaus does not provide accounting, legal or tax advice and will rely upon the advice of counsel to the Company and other advisors to the Company as to accounting, legal, tax and other matters relating to a Financing, a Sale or any other transaction contemplated by this Agreement.

(E)           In connection with engagements of the nature covered by this Agreement, it is Stifel Nicolaus’ practice to provide for indemnification, contribution, and limitation of liability. By signing this Agreement, the Company agrees to the provisions attached to this Agreement (Attachment A), which provisions are expressly incorporated by reference herein.

(F)           The Company shall make or cause to be made state “blue sky” applications in such states and jurisdictions as shall be required by law in connection with the Financing. It shall be the Company’s obligation to bear all blue sky counsel fees and expenses.

(G)           It is understood that the offer and sale of the securities sold in the Financing (the “Securities”) will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) thereof. The Company will not, directly or indirectly, make any offer or sale of Securities or of securities of the same or a similar class as the Securities if as a result the offer and sale of Securities contemplated hereby would fail to be entitled to the exemption from the registration requirements of the Act provided for in such Section 4(2). The Company represents and warrants that it has not, directly or indirectly, made any offers or sales of the Securities or securities of the same or similar class as the Securities during the six month period ending on the date of this letter, and has no intention of making an offer or sale of the Securities or securities of the same or similar class as the Securities for a period of six months after completion of the private placement contemplated hereby. As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Act.

(H)          In connection with all offers and sales of the Securities the Company will:

(a)           not offer or sell the Securities by means of any form of general solicitation or general advertising. The Company will not at any time during the term of this engagement, or for a period of six months following completion of the placement of Securities contemplated hereby, make any reference publicly to the transactions contemplated hereby, by way of the issuance of a press release, the placement of an advertisement or otherwise, without the prior written consent of Stifel Nicolaus;

(b)           not offer or sell the Securities to any person who is not an “accredited investor” as defined in Rule 501 under the Act; and

(c)           exercise reasonable care to ensure that the purchasers of the Securities are not underwriters within the meaning of Section 2(11) of the Act.

I.              For the purposes of this Agreement:

(a)           A “Sale” of the Company shall mean any transaction or series or combination of related transactions, other than in the ordinary course of trade or business, whereby, directly or indirectly, control of the Company or all or substantially all of its businesses (a “Business”) or assets is transferred for Consideration, including, without limitation, a sale or exchange of capital stock or assets, a lease of assets with or without a purchase option, a merger or consolidation, a recapitalization, a tender or exchange offer, a leveraged buy-out, or any similar transaction. For purposes of the foregoing, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and business of the Company, whether through the ownership of voting securities, by contract or otherwise.

(b)           Except as provided in subsection (c) below, “Consideration” shall mean the full transaction value of any Sale of the Company including, without limitation, the total value of all cash (including any escrowed funds), securities, other property and any contingent, earned or other consideration paid or payable, directly or indirectly, by an acquiring party to a selling party or to a participant in the transaction in connection with a Sale of the Company. The value of any such securities (whether debt or equity) or other property or items of value shall be determined as follows: (i) the value of securities that are freely tradeable in an established public market shall be the 10 trading day trailing average of the closing market price of such securities prior to the public announcement of the Sale; (ii) the value of securities which are not freely tradeable or which have no established public market, or if the Consideration utilized consists of property other than securities, the value of such securities or other property shall be the fair market value thereof (without any discount for minority interest or non-marketability); and (iii) the sum of the present value of all lease payments. Consideration shall also include the face value of any indebtedness (except to trade creditors) to which the Sale of the Company is subject or to which the Company (or portion thereof) to be sold remains obligated, or indebtedness that is assumed in connection therewith, the value of any consulting, severance or employment agreements received by the principals of the Company in excess of 120% of their historical salary levels, the value of any termination or break-up fees received by the Company, and the value of any payments to be received by the principals of the Company for entering into non-compete, no-shop, standstill or similar agreements. In the case of a recapitalization, Consideration shall include the aggregate amount of indebtedness incurred or equity raised by the Company or a successor thereof in connection with such recapitalization. If a Sale of the Company is structured such that it involves a direct or indirect transfer of more than half of the outstanding equity interests in the Company, the Consideration involved in that transaction shall be deemed increased to include the value of any equity interests in the Company that are not transferred in the transaction by the owners thereof, with such value calculated at the price or implied price per share paid for or with respect to interests of the same class in the transaction (without any discount for minority interest or for non-marketability). If any Consideration to be paid is computed in a foreign currency, the value of such foreign currency shall, for purposes hereof, be converted into U.S. Dollars at the prevailing exchange rate on the date or dates on which such Consideration is paid.

(c)           If the Sale of the Company is structured in such a way as to provide for the transfer of only part of the assets of the Company or one or more of the Businesses of the Company and the retention of other assets or Business(es), including, but not limited to, cash, cash equivalents, investments, inventories and receivables, such retained assets or Businesses shall be deemed to be part of the Consideration received in connection with the Sale of the Company, as follows: (A) with respect to investments, in an amount equal to the market value of such investments, (B) with respect to inventories and receivables, in an amount equal to the book value thereof, and (C) with respect to any other assets or Businesses, in an amount to be reasonably determined by the parties.

III.           Compensation/Payment for Services Performed

In consideration for Stifel Nicolaus’ services hereunder, the Company shall compensate Stifel Nicolaus as follows:

(A)          The Company shall pay or cause Stifel Nicolaus to be paid as follows:

(a)           In consideration of Stifel Nicolaus’ services pursuant to the Prior Agreement in connection with the Company’s recently closed financing from Commerce Bank, a fee of $700,000, payable immediately upon the execution of this Agreement provided that $400,000 of such fee shall be credited against any  other Placement Fee (as defined below) that may subsequently become payable pursuant to subsection (b) below.

(b)           If a Financing occurs, or the Company receives a Commitment in respect of such Financing, either:

(i)                                     during the term of Stifel Nicolaus’ engagement hereunder, regardless of whether the Investors in the Financing were identified by Stifel Nicolaus or whether Stifel Nicolaus rendered advice concerning the Financing, or

(ii)                                  at any time during a period of 12 months following the effective date of termination of Stifel Nicolaus’ engagement hereunder, and the Financing involves an Investor (or an affiliate of an Investor) included (or which should have been included) on the List, then, upon closing of the Financing, Stifel Nicolaus will be entitled to and the Company shall pay to Stifel Nicolaus a placement fee (the “Placement Fee”) equal to (x) 7.0% percent (700 basis points) of the amount of the equity portion of the Financing, plus (y) 5.5% (550 basis points) of the subordinated debt portion of the Financing, plus (z) 2.0% (200 basis points) of the senior debt portion of the Financing; provided, however, that in the event of a sale or transfer of equity securities by an existing shareholder(s) of the Company to a third party that does not constitute a Sale of the Company (a “Shareholder Financing”), the applicable Placement Fee shall be 2.0% (200 basis points) of the aggregate gross proceeds received by the selling Company shareholder(s) in connection with such Shareholder Financing. The Placement Fee is due and payable to Stifel Nicolaus on the date of the first closing or funding of the Financing; no Placement Fee shall be due and payable unless and until a closing occurs.

(c)           Warrants to purchase a number of shares of the same equity security of the Company as is issued in any equity Financing (or a security with substantially identical terms) such that the aggregate fair market value, as determined in the Financing, of the securities purchasable under the warrants equals the Placement Fee (the “Warrants”); provided, however, that no Warrants shall be issued to Stifel Nicolaus solely in connection with a Shareholder Financing. The Warrants shall be earned as of, and shall be issued to Stifel Nicolaus or its designated affiliates on, the date of the first closing of the Financing and shall be exercisable at a price of 100% of the price per share as established in the Financing. The Warrants shall be for a term of 7 years and shall have standard anti-dilution rights for stock splits, stock dividends or other  distributions, subdivisions or combinations of stock, and mergers, acquisitions, consolidations or other corporate reorganizations (but not future financings), cashless exercise (as described below), “piggyback” registration rights and such other provisions as are customary for warrants of this nature. The term “cashless exercise” as used herein means the right to either (i) exercise by delivering to the Company that number of securities of the Company having an aggregate market value equal to the aggregate exercise price for the number of securities for which the Warrants are being exercised, or (ii) receive from the Company in exchange for the Warrants a number of securities of the class covered by the Warrants having an aggregate market value equal to the difference between the aggregate market value and exercise price of the securities covered by the Warrants.

(d)           If a Sale of the Company occurs, or the parties to a Sale reach a preliminary understanding or definitive agreement in respect of such Sale, either:

(i)                  during the term of Stifel Nicolaus’ engagement hereunder, regardless of whether the party or parties to the Sale were identified by Stifel Nicolaus or whether Stifel Nicolaus rendered advice concerning the Sale, or

(ii)               at any time during a period of 12 months following the effective date of termination of Stifel Nicolaus’ engagement hereunder, and the Sale involves a party (or an affiliate of a party) included (or which should have been included) on the List, then, upon consummation of the Sale, the Company shall pay to Stifel Nicolaus the greater of (X) $700,000 and (Y) the following percentages of the Consideration involved in the Sale (the “Sale Fee”):

Consideration	Percentage

On the first $50 million	2.00%
Plus on the next $50 million	3.00%
Plus on the amount over $100 million	4.00%

Notwithstanding the foregoing, any transaction in which securities of the Company are issued shall constitute a Financing and not a Sale of the Company.

(e)           Notwithstanding anything herein to the contrary, any Sale Fee attributable to that part of the Consideration involved in the Sale which is contingent upon future earnings or other financial performance or the occurrence of some other event or circumstance (“Contingent Consideration”) shall be paid by the Company to Stifel Nicolaus upon the receipt of such Contingent Consideration.

(f)            If either the Placement Fee or the Sale Fee is not fully paid when due or the Warrants are not issued as provided in subsection (c) above, the Company agrees to pay all costs of collection or other enforcement of Stifel Nicolaus’ rights hereunder, including but not limited to reasonable attorneys’ fees and expenses, whether collected or enforced by suit or otherwise. The Placement Fee and the Sale Fee are not negotiable and are not subject to any reduction, set-off, counterclaim or refund for any reason or matter whatsoever.

(g)           The Company hereby grants Stifel Nicolaus a right of first refusal to act as the Company’s lead book-running managing underwriter in the event the Company retains or otherwise uses (or seeks to retain or use) the services of an investment bank or similar financial advisor or underwriter to pursue at any time during the term of this Agreement or within 18 months after the expiration or termination of this Agreement, a registered, underwritten public offering of securities. Nothing contained herein, however, constitutes an obligation of Stifel Nicolaus to serve as lead book-running managing underwriter or in any other similar capacity.

(B)           The Company understands that an Investor providing the Financing may be interested in providing other financing for the benefit of the Company. The Company agrees to compensate Stifel Nicolaus in the same manner and in the same percentage as the Placement Fee provided in Section III (A) above of the amount of any financing from the Investor or any affiliate of the Investor which, within 12 months from the expiration or termination date of this Agreement, may be committed to or paid to the Company, or to any other person or entity that currently is or hereafter may be owned by or owning, or controlled by, controlling or under common control with the Company.

(C)           In addition to the fees described in Sections III(A) and III(B) above and the obligation of the Company to pay certain expenses set forth in Section II(E) above, and whether or not any Financing or Sale is consummated, the Company will pay all of Stifel Nicolaus’ reasonable out-of-pocket expenses (including, without limitation, expenses related to document and presentation materials, travel, external database and communications services, courier and delivery services, and the fees and expenses of its outside legal counsel) incurred in connection with this engagement. Such out-of-pocket expenses shall be payable as they are incurred upon request by Stifel Nicolaus.

IV.           Miscellaneous

(A)          The term of this engagement will continue until the earlier of 12 months from the date hereof or until terminated in the manner provided for in this Section. Either party may terminate Stifel Nicolaus’ engagement hereunder at any time by giving the other party at least 30 days’ prior written notice, provided, however, that the Company may not terminate this Agreement prior to six months from the date hereof. The provisions of Sections II(C), II(D) (other than the first sentence thereof), II(E), II(G), II(H), III (A), III (B), III (C), IV(C), IV(D), IV(E), IV(F), IV(G) and IV(H) hereof shall survive any expiration or termination of this Agreement.

(B)           Stifel Nicolaus is being retained to serve as financial advisor and financing agent solely to the Company, and it is agreed that the engagement of Stifel Nicolaus is not, and shall not be deemed to be, on behalf of, and is not intended to, and will not, confer rights or benefits upon any shareholder or creditor of the Company or upon any other person or entity. No one other than the Company is authorized to rely upon this engagement of Stifel Nicolaus or any statements, conduct or advice of Stifel Nicolaus, and no one other than the Company is intended to be a beneficiary of this engagement. All opinions, advice or other assistance (whether written or oral) given by Stifel Nicolaus in connection with this engagement are intended solely for the benefit and use of the Company and will be treated by the Company as confidential, and no opinion, advice or other assistance of Stifel Nicolaus shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public or other references to Stifel Nicolaus (or to such opinions, advice or other assistance) be made without the express prior written consent of Stifel Nicolaus.

(C)           The Company agrees that, following the closing or consummation of a Financing, Sale or other transaction, Stifel Nicolaus has the right to place advertisements in financial and other newspapers and journals at its own expense, describing its services to the Company and a general description of the subject Financing, Sale or other transaction, as the case may be.

(D)          The Company represents and warrants that there are no brokers, representatives or other persons that have an interest in any compensation due to Stifel Nicolaus from any transaction contemplated herein.

(E)           The terms and provisions of this Agreement are solely for the benefit of the Company and Stifel Nicolaus and the other Indemnified Persons and their respective successors, assigns, heirs and personal representatives, and no other person shall acquire or have any right by virtue of this Agreement. The Company and Stifel Nicolaus acknowledge and agree that Stifel Nicolaus is acting as an independent contractor, and is not a fiduciary of, nor will its engagement hereunder give rise to fiduciary duties to, theCompany. This Agreement represents the entire understanding between the Company and Stifel Nicolaus with respect to the Financing and the Sale and Stifel Nicolaus’ engagement hereunder, and all prior discussions are merged herein including, without limitation, the Prior Agreement, with the exception of Section II(F) and the related Attachment A thereof which will survive termination of the Prior Agreement with respect to actions, omissions or transactions prior to the date of this Agreement that may give rise to a claim for indemnification or contribution pursuant to those provisions of the Prior Agreement. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS, AND MAY BE AMENDED, MODIFIED OR SUPPLEMENTED ONLY BY WRITTEN INSTRUMENT EXECUTED BY EACH OF THE PARTIES HERETO.

(F)           It is understood that Stifel Nicolaus’ obligation under this Agreement is to use its commercially reasonable efforts throughout the period for which it acts as the Company’s exclusive agent as described herein. Stifel Nicolaus’ engagement is not intended to provide the Company or any other person or entity with any assurances that any Financing, Sale or other transaction will be consummated, and in no event will Stifel Nicolaus be obligated to purchase Securities for its own account or the accounts of its customers.

(G)           The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of Baltimore, Maryland in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby. If for any reason jurisdiction and/or venue is unavailable in such federal courts, then the parties hereby submit to the jurisdiction of and venue in the state courts located in such city in connection with any such dispute or matter. In addition, the parties hereby waive any right to a trial by jury with respect to any such dispute or matter.

If the foregoing correctly sets forth the entire understanding and agreement between Stifel Nicolaus and the Company, please so indicate in the space provided for that purpose below and return an executed copy to us, whereupon this letter shall constitute a binding agreement as of the date first above written.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/
Daniel M. Cornell
Managing Director

AGREED:

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/
A. J. Piscitelli
Chief Executive Officer

ATTACHMENT A

STIFEL, NICOLAUS & COMPANY, INCORPORATED
INDEMNIFICATION, CONTRIBUTION AND
LIMITATION OF LIABILITY PROVISIONS

(a)                                  The Company agrees to indemnify and hold harmless Stifel Nicolaus and its affiliates and their respective officers, directors, employees and agents, and any persons controlling Stifel Nicolaus or any of its affiliates within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (Stifel Nicolaus and each such other person or entity being referred to herein as an “Indemnified Person”), from and against all claims, liabilities, losses or damages (or actions in respect thereof) or other expenses which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or its affiliates or (ii) actions taken or omitted to be taken by an Indemnified Person with the consent or in conformity with the actions or omissions of the Company or its affiliates or (B) are otherwise related to or arise out of Stifel Nicolaus’ activities on behalf of the Company. The Company will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to clause (B) of the preceding sentence which are finally judicially determined to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct. In addition, the Company agrees to reimburse each Indemnified Person for all out-of-pocket expenses (including reasonable fees and expenses of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing, conducting or defending any such action or claim, whether or not in connection with litigation in which any Indemnified Person is a named party, or in connection with enforcing the rights of such Indemnified Person under this Agreement.

(b)                                 If for any reason the foregoing indemnity is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such claim, liability, loss, damage or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Stifel Nicolaus on the other, but also the relative fault of the Company and Stifel Nicolaus, as well as any relevant equitable considerations, subject to the limitation that in any event the aggregate contribution of all Indemnified Persons to all losses, claims, liabilities, damages and expenses shall not exceed the amount of fees actually received by Stifel Nicolaus pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and Stifel Nicolaus on the other with respect to any transaction or proposed transaction contemplated by this Agreement shall be deemed to be in the same proportion as (i) the total value the transaction or proposed transaction bears to (ii) the fees paid to Stifel Nicolaus with respect to such transaction.

(c)                                  No Indemnified Person shall have any liability to the Company or any other person in connection with the services rendered pursuant to this Agreement, except for any liability for losses, claims, damages or liabilities finally judicially determined to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct.

(d)                                 The Company agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought from the Company by any Indemnified Person (whether any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of Indemnified Persons hereunder from all liability arising out of such claim, action, suit or proceeding.

(e)                                  To the extent officers or employees of Stifel Nicolaus appear as witnesses, are deposed, or otherwise are involved in or assist with any action, hearing or proceeding related to or arising from any transaction or proposed transaction contemplated by this Agreement or Stifel Nicolaus’ engagement hereunder, or in a situation where such appearance, involvement or assistance results from Stifel Nicolaus’ engagement hereunder, the Company will pay Stifel Nicolaus, in addition to the fees set forth above, Stifel Nicolaus’ customary per diem charges. In addition, if any Indemnified Person appears as a witness, is deposed or otherwise is involved in any action relating to or arising from any transaction or proposed transaction contemplated by this Agreement or Stifel Nicolaus’ engagement hereunder, or in a situation where such appearance, involvement or assistance results from Stifel Nicolaus’ engagement hereunder, the Company will reimburse such Indemnified Person for all expenses (including reasonable fees and expenses of counsel) incurred by it by reason of it or any of its personnel being involved in any such action.

(f)                                    The Company waives any right to a trial by jury with respect to any claim or action arising out of this Agreement or the actions of Stifel Nicolaus, and consents to personal jurisdiction, service of process and venue in any court in which any claim covered by the provisions of this Attachment A may be brought against an Indemnified Person.

(g)                                 The provisions of this Attachment A shall be in addition to any liability the Company may have to any Indemnified Person at common law or otherwise, and shall survive the expiration or termination of this Agreement and the closing or consummation of any transaction or proposed transaction contemplated by this Agreement.